Exhibit 99.1
Unaudited Pro Forma Condensed Combined Financial Information
INTRODUCTION
     On July 31, 2007, TOUSA, Inc. (“TOUSA” or the “Company”) consummated transactions to settle the disputes regarding the Transeastern Joint Venture (the “Transeastern JV”) with the lenders to the Transeastern JV, its land bankers and TOUSA’s joint venture partner in the Transeastern JV. Pursuant to the settlement, among other things, (i) the Transeastern JV became a wholly owned subsidiary of the Company by merger into one of the Company’s subsidiaries and became a guarantor on the Company’s credit facilities and note indentures, (ii) the senior secured lenders of the Transeastern JV were repaid in full, including accrued interest, and (iii) the junior and senior mezzanine lenders received TOUSA securities in satisfaction of the obligations of the Transeastern JV. In connection with the settlement, the Company entered into Settlement and Release Agreements with the senior mezzanine lenders (the “Senior Mezzanine Lenders”) and the junior mezzanine lenders (the “Junior Mezzanine Lenders”) to the Transeastern JV (collectively, the “Mezz Settlement Agreements”) which released the Company from its potential obligations to them. The acquisition of the Transeastern JV (the “TE Acquisition”) is being accounted for using the purchase method of accounting.
     For a description of the Company’s dispute with the Transeastern JV lenders, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the period ended June 30, 2007, each filed with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.
     To effect the TE Acquisition, on July 31, 2007, the Company entered into a (i) new $200.0 million aggregate principal amount first lien term loan facility (the “First Lien Term Loan Facility”) and (ii) a new $300.0 million aggregate principal amount second lien term loan facility (the “Second Lien Term Loan Facility”), (First and Second Lien Term Loan Facilities taken together, the “Facilities”) with Citicorp North America, Inc. as Administrative Agent, Sole Lead Arranger and Book Running Manager. The proceeds from the credit facilities were used to satisfy claims of the senior lenders against the Transeastern JV. The Company’s existing $800.0 million revolving loan facility (the “Revolving Loan Facility”) was amended and restated to (i) reduce the revolving commitments thereunder by $100.0 million and (ii) permit the incurrence of the Facilities (and make other conforming changes relating to the Facilities). Collectively, these transactions are referred to as the “Financing.” Net proceeds from the Financing at closing were $470.6 million which is net of a 1% discount and transaction costs.
TE ACQUISITION
     The consideration paid by TOUSA in connection with the TE Acquisition approximated $637.5 million, at the time of settlement, which included: (1) $400.0 million in cash to the senior secured lenders to the Transeastern JV; (2) $117.5 million in initial aggregate liquidation preference convertible preferred stock and $20.0 million in aggregate principal amount senior subordinated notes to the Senior Mezzanine Lenders; (3) $16.3 million in common stock warrants to the Junior Mezzanine Lenders (which was the estimated value at the time of issuance based on the Black-Scholes option pricing model and certain agreed upon inputs); (4) $50.2 million in cash to purchase land under existing land bank arrangements with an affiliate of the former JV partner; and (5) $33.5 million in interest and expenses.
Settlement with Mezzanine Lenders
     In connection with the acquisition of the Transeastern JV, on June 29, 2007, TOUSA entered into the Mezz Settlement Agreements which released TOUSA from its potential obligations to the Transeastern JV’s mezzanine lenders. Pursuant to the Mezz Settlement Agreements, the Company issued to the Senior Mezzanine Lenders the following securities: (i) $20.0 million in aggregate principal amount of 14.75% Senior Subordinated PIK Election Notes due 2015 (the “Notes”); and (ii) $117.5 million in initial aggregate liquidation preference of 8% Series A Convertible Preferred PIK Preferred Stock (the “Preferred Stock”). The Company issued to the Junior Mezzanine Lenders, warrants to purchase shares of its common stock (the “Common Stock”). The warrants had an estimated fair value of $16.3 million at issuance (based on the Black-Scholes option pricing model and certain agreed upon inputs). Additional descriptions of the Notes, Preferred Stock and the warrants are provided below. The Company has entered into registration rights agreements requiring the Company to register with the SEC for resale the securities issued (or, in the case of the Notes, register notes with the same terms and exchange them for the Notes) and the Common Stock deliverable upon exercise of the warrants and conversion or redemption of the Preferred Stock. If the Company does not satisfy the registration requirements with respect to the Notes or the Preferred Stock, it will be required to pay up to an additional 1% of interest on the Notes and an additional 0.25% dividend on the Preferred Stock, payable in cash, or additional shares of Preferred Stock, with respect to the Preferred Stock, and Notes, with respect to the Notes.
     Subordinated PIK Notes. Interest on the Notes is payable semi-annually. The Notes are unsecured senior subordinated obligations of the Company, and are guaranteed on an unsecured senior subordinated basis by each of the Company’s existing and future subsidiaries that guarantee its 7.5% Senior Subordinated Notes due 2015 (the “Existing Notes”). The Company is required to pay 1% of the interest in cash and the remaining 13.75%, at its option, (i) in cash, (ii) entirely by increasing the principal amount of the Notes or issuing new notes, or (iii) a combination thereof. The Notes will mature on July 1, 2015. The indenture governing the Notes contains the same covenants as contained in the indenture governing the Existing Notes and is subject, in most cases, to any change to such covenants made to the indenture governing the Existing Notes. The Notes are redeemable by the Company at redemption prices greater than their principal amount.
     Convertible PIK Preferred Stock. The Preferred Stock ranks senior to all of the Company’s capital stock with respect to liquidation and dividends and has an initial aggregate liquidation preference of $117.5 million and accrues dividends semi-annually at 8% per annum as follows: (i) 1% payable in cash; (ii) the remaining 7% (the “Election Dividend”) payable, at the Company’s option, in cash, additional Preferred Stock, or a combination thereof. The Preferred Stock is mandatorily redeemable on July 1, 2015 in, at the Company’s option, cash, Common Stock or a combination thereof. The Preferred Stock is convertible into the Company’s Common Stock, at a conversion price which initially equals the 20-trading day average Common Stock closing price commencing 60 days immediately after the closing of the settlement (the “Measurement Period”) multiplied by 1.40. The conversion price of the Preferred Stock will be adjusted for certain anti-dilution events including below market price or below the conversion price issuances by the Company of its Common Stock, subject to certain exceptions.
     By way of example, if the average trading price of the Common Stock during the Measurement Period equals the closing price of the Company’s Common Stock on the New York Stock Exchange on October 12, 2007, which was $0.88 per share, the conversion price of the Preferred Stock would be $1.23 which would result in 180.8 million shares of Common Stock being deliverable upon conversion of the Preferred Stock (assuming, among other things, that (i) all Dividends are paid in additional shares of Preferred Stock, and (ii) that none of the shares of Preferred Stock issued is converted prior to 2015). The Company cannot predict what the trading price of its Common Stock will be during the Measurement Period or what the impact of the global settlement will be on the trading price of its Common Stock. The number of shares of Common Stock that would have to be issued upon conversion of the Preferred Stock is dependent on the ultimate conversion price determined at the end of the Measurement Period. The amount of authorized shares of Common Stock has been increased to 975 million (approximately 902.5 million has been set aside for full exercise of the warrants and the Preferred Stock) to reflect, among other things the maximum amount of shares deliverable upon full exercise of the warrants and full conversion of shares of Preferred Stock. These amounts assume a per share floor price of $0.25 per share (which assumes a $0.18 per share price) and that (i) all Dividends are paid in additional shares of Preferred Stock, (ii) the Company is required to pay increased dividends as a result of being unable to register the Preferred Stock and the underlying Common Stock, and (iii) that none of the shares of Preferred Stock issued is converted prior to 2015. The Preferred Stock qualifies for permanent equity treatment in accordance with the authoritative accounting guidance.

     Warrants. The warrants are exercisable for a term of five years from the date of issuance. The warrants were issued in two tranches with exercise prices to be based on the 20-trading day average Common Stock price commencing 60 days immediately after the Effective Date of the Settlement Agreement (the “Calculated Price”) multiplied by 1.25 or 1.50, respectively. The Calculated Price for the warrants is subject to a per share floor of $4.25 and a per share ceiling of $6.00. In connection with the warrants, the Company estimates that it will issue no more than 11.5 million shares of Common Stock upon full exercise of the warrants. The exercise price of the warrants will be adjusted for certain anti-dilution events including below market price or below the exercise price issuances by the Company of its Common Stock, subject to certain exceptions. Upon exercise of the warrants by the holders thereof, the Company may, in its sole discretion, satisfy its obligations under any warrant being exercised by: (i) paying the holder the value of the Common Stock to be delivered in cash less the exercise price; (ii) paying such amount in Common Stock rather than cash; (iii) delivering shares of Common Stock upon receiving the cash exercise price therefore; or (iv) any combination of the foregoing.
Settlement with JV Partner
     Pursuant to the previously announced settlement and mutual release agreement with Falcone/Ritchie LLC and certain of its affiliates (the “Falcone Entities”) concerning the Transeastern JV, one of which owned 50% of the equity interests in the Transeastern JV, the Company has become the sole owner of the Transeastern JV and has, among other things, released the Falcone Entities from claims under the asset purchase agreement pursuant to which the Company acquired its interest in the Transeastern JV. The Company and the Transeastern JV remain obligated on certain indemnification obligations, including, without limitation, related to certain land bank arrangements. At closing, the Company agreed to purchase $50.2 million in inventory that was controlled by the Transeastern JV through existing land bank arrangements with an affiliate of the former JV partner.
FINANCING
     On July 31, 2007, the Company entered into a (i) new $200.0 million aggregate principal amount first lien term loan facility (the “First Lien Term Loan Facility”) and (ii) a new $300.0 million aggregate principal amount second lien term loan facility (the “Second Lien Term Loan Facility”), (First and Second Lien Term Loan Facilities taken together, the “Facilities”) with Citicorp North America, Inc. as Administrative Agent, Sole Lead Arranger and Book Running Manager. The loans were issued at an original-issue discount of 99 percent. The proceeds from the credit facilities were used to satisfy claims of the senior lenders against the Transeastern JV.
     The Company’s existing $800.0 million revolving loan facility (the “Revolving Loan Facility”) has been amended and restated to (i) reduce the revolving commitments thereunder by $100.0 million and (ii) permit the incurrence of the Facilities (and make other conforming changes relating to the Facilities), and as a result, the commitments were subject to the approval of the lenders in the Revolving Loan Facility.
     The interest rates on the Facilities and the Revolving Loan Facility are based on LIBOR plus a margin or an alternate base rate plus a margin, at the Company’s option. For the Revolving Loan Facility, the LIBOR rates are increased by between 1.50% and 4.25% depending on the Company’s leverage ratio (as defined in the Agreement) and credit ratings. Loans bearing interest at the base rate (the rate announced by Citibank North America as its base rate or 0.50% above the Federal Funds Rate) are increased between 0% and 3.25% in accordance with the same criteria. For the First Lien Term Loan, the interest rate is LIBOR plus 4.00% or Base Rate plus 3.00%. For the Second Lien Term Loan, the interest rate is LIBOR plus 7.25% or base rate plus 6.25%. The Facilities and the Revolving Loan Facility are guaranteed by substantially all of the Company’s domestic subsidiaries (the “Guarantors”). The obligations are secured by substantially all of the assets of the Company and the Guarantors. The loans under the Facilities may be prepaid at certain times (the Second Lien Term Loan may not be prepaid prior to its first anniversary), subject to certain premiums upon repayment. The Facilities and the Revolving Loan Facility impose certain limitations on the Company, including with respect to: (i) dividends on, redemptions and repurchases of, equity interests; (ii) prepayments of junior indebtedness, redemptions and repurchases of debt; (iii) the incurrence of liens and sale-leaseback transactions; (iv) loans and investments including joint ventures; and (v) incurrence of debt. The Facilities and Revolving Loan Facility also contain events of default and have financial covenants, including but not limited to the following covenants: (i) minimum adjusted consolidated tangible net worth; (ii) maximum ratio of debt to adjusted consolidated tangible net worth; (iii) minimum ratio of EBITDA to interest incurred; (iv) maximum ratio of units owned to units closed; (v) maximum of ratio of land to adjusted consolidated tangible net worth; and (vi) maximum ratio of unsold units to units closed. The Revolving Loan Facility is subject to a borrowing base, which includes a reserve for amounts outstanding under the Facilities. The Second Lien Term Loan Facility contains a limitation on amounts outstanding under the Revolving Loan Facility and the Facilities based on a percentage of inventory.
     TOUSA has a significant amount of indebtedness. In connection with the global settlement with respect to the Transeastern JV, TOUSA incurred an additional $500.0 million of secured debt and another $20.0 million of unsecured debt. The Company’s substantial indebtedness has: (i) increased its vulnerability to general adverse economic, industry and competitive conditions; (ii) required it to dedicate a substantial portion of cash flow from operations to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisition of property and other general corporate purposes; (iii) limited its flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; (iv) placed it at a competitive disadvantage compared to its competitors that have less debt; and (v) limited its ability to borrow additional funds. The agreements governing its indebtedness contain restrictions on its ability to incur additional debt, pay dividends or make other restricted payments, create or permit certain liens, sell assets other than in the ordinary course of business, invest in joint ventures above the amounts established in such instruments, create or permit restrictions on the ability of its restricted subsidiaries to pay dividends or make other distributions to the Company, or consolidate or merge with or into other companies. In addition, the Company’s credit facilities contain financial maintenance tests. If the Company fails to satisfy these tests all of the Company’s indebtedness may become immediately due and payable.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements are based on TOUSA’s historical financial statements and the Transeastern JV’s historical financial statements. Because of differing fiscal periods, the June 30, 2007 statement of financial condition of TOUSA is combined with the Transeastern JV’s May 31, 2007 statement of financial condition, and TOUSA’s statement of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 are combined, respectively, with the statement of operations of the Transeastern JV for the six months ended May 31, 2007 and the year ended November 30, 2007.
     The pro forma condensed combined statement of financial condition has been prepared assuming the TE Acquisition and the Financings occurred on June 30, 2007. The unaudited pro forma condensed combined statement of operations have been prepared assuming the TE Acquisition and the Financings occurred on January 1, 2006.
     The purchase price allocation for the TE Acquisition reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be based on an in-depth analysis of the value of the assets acquired, liabilities assumed and securities issued. Actual results may differ from these unaudited pro forma condensed combined financial statements once TOUSA has determined the final value of the purchase price for the Transeastern JV and has completed the valuation studies necessary to finalize the required purchase price allocation. Accordingly, an additional charge for settlement of a loss contingency may be recognized. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the TE Acquisition and the Financing been completed as of the dates presented. No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. Additionally, no effect has been given for future inventory impairments that may be recorded. The unaudited pro forma condensed combined financial statements should not be considered representative of future consolidated results of operations or financial position nor should the historical results of operations be indicative of our expected future results of operations. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes filed August 9, 2007 on Form 10-Q for the six months ended June 30, 2007 and filed on March 20, 2007 on Form 10-K for the year ended December 31, 2006.

TOUSA, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2007
(Dollars in millions, except per share amounts)

				Pro Forma		Pro Forma
		TOUSA	Transeastern JV	Adjustments		Combined
HOMEBUILDING:
Revenues:
Home sales		$1,092.7	$146.3		$—	$1,239.0
Land sales		33.7	—		—	33.7

		1,126.4	146.3		—	1,272.7

Cost of Sales:
Home sales		879.9	139.6	(1)	9.6	1,029.1
Land sales		29.1	—		—	29.1
Inventory impairments and abandonment costs		123.9	6.9		—	130.8
Other		(4.2)	—		—	(4.2)

		1,028.7	146.5		9.6	1,184.8

Gross profit (loss)		97.7	(0.2)		(9.6)	87.9

Selling, general and administrative expenses		176.4	37.4	(2)	(2.5)	211.3
(Income) loss from unconsolidated joint ventures, net		5.1	—	(3)	(1.2)	3.9
Provision for settlement of loss contingency	(4)	110.9	—		—	110.9
Intangibles and goodwill impairments		38.2	—		—	38.2
Interest expense		—	32.1	(1)	(13.0)	19.1
Other (income) expense, net		(1.9)	(1.1)		—	(3.0)

Homebuilding pretax income (loss)		(231.0)	(68.6)		7.1	(292.5)

FINANCIAL SERVICES:
Revenue		23.0	—		—	23.0
Expenses		18.0	—		—	18.0

Financial Services pretax income		5.0	—		—	5.0

Loss from continuing operations before income taxes		(226.0)	(68.6)		7.1	(287.5)
Benefit for income taxes	(5)	(41.7)	—		—	(41.7)

Loss from continuing operations, net of taxes		$(184.3)	$(68.6)		$7.1	$(245.8)

Less: Preferred stock dividends		—	—	(6)	5.0	5.0

Loss from continuing operations, net of taxes, allocable to common shareholders		$(184.3)	$(68.6)		$2.1	$(250.8)

PER SHARE LOSS FROM CONTINUING OPERATIONS:
Basic		$(3.09)				$(4.21)

Diluted		$(3.09)				$(4.21)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic		59,599,569				59,599,569

Diluted		59,599,569				59,599,569

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

TOUSA, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(Dollars in millions, except per share amounts)

				Pro Forma		Pro Forma
		TOUSA	Transeastern JV	Adjustments		Combined
HOMEBUILDING:
Revenues:
Home sales		$2,309.4	$659.3	(7)	$(15.2)	$2,953.5
Land sales		131.9	72.7	(8)	(69.5)	135.1

		2,441.3	732.0		(84.7)	3,088.6

Cost of Sales:
Home sales		1,745.1	548.4	(7)	(11.9)	—
		—	—	(9)	9.6	2,291.2
Land sales		130.6	59.3	(8)	(55.4)	134.5
Inventory impairments and abandonment costs		153.2	279.8		—	433.0
Other		(5.5)	—		—	(5.5)

		2,023.4	887.5		(57.7)	2,853.2

Gross profit (loss)		417.9	(155.5)		(27.0)	235.4

Selling, general and administrative expenses		358.3	100.4	(11)	(5.0)	453.7
(Income) loss from unconsolidated joint ventures, net		48.1	—	(10)	(145.1)	(97.0)
Provision for settlement of loss contingency	(12)	275.0	—		—	275.0
Intangibles and goodwill impairments	(13)	5.7	176.6		—	182.3
Interest expense		—	42.9	(9)	(19.4)	23.5
Other (income) expense, net		(4.1)	(7.3)		—	(11.4)

Homebuilding pretax income (loss)		(265.1)	(468.1)		142.5	(590.7)

FINANCIAL SERVICES:
Revenue		63.3	—		—	63.3
Expenses		41.8	—		—	41.8

Financial Services pretax income		21.5	—		—	21.5

Income (loss) from continuing operations before income taxes		(243.6)	(468.1)		142.5	(569.2)
Provision (benefit) for income taxes		(42.8)	—	(14)	112.4	69.6

Income (loss) from continuing operations, net of taxes		$(200.8)	$(468.1)		$30.1	$(638.8)

Less: Preferred stock dividends		—	—	(15)	9.6	9.6

Loss from continuing operations, net of taxes, allocable to common shareholders		$(200.8)	$(468.1)		$20.5	$(648.4)

LOSS FROM CONTINUING OPERATIONS:
Basic		$(3.37)				$(10.88)

Diluted		$(3.37)				$(10.88)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic		59,582,697				59,582,697

Diluted		59,582,697				59,582,697

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

TOUSA, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Financial Condition
June 30, 2007
(Dollars in millions)

			Pro Forma		Pro Forma
	TOUSA	Transeastern JV	Adjustments		Combined
ASSETS
HOMEBUILDING:
Cash and cash equivalents
Unrestricted	$20.9	$8.3	(16)	$476.4	$—
	—	—	(17)	(483.7)	—
	—	—	(18)	30.1	52.0
Restricted	3.3	31.6	(18)	(30.1)	4.8
Inventory	1,944.3	351.7	(17)	(120.6)	2,175.4
Property and equipment, net	28.9	1.1		—	30.0
Investments in unconsolidated joint ventures	132.7	—		—	132.7
Receivables from unconsolidated joint ventures, net	41.2	—		—	41.2
Other assets	334.1	8.4	(16)	22.4
			(17)	(8.4)	356.5
Goodwill	62.7	—		—	62.7
Assets held for sale	14.1	—		—	14.1

	2,582.2	401.1		(113.9)	2,869.4

FINANCIAL SERVICES:
Cash and cash equivalents
Unrestricted	7.0	—		—	7.0
Restricted	4.0	—		—	4.0
Mortgage loans held for sale	36.2	—		—	36.2
Other assets	12.0	—		—	12.0

	59.2	—		—	59.2

Total Assets	$2,641.4	$401.1		$(113.9)	$2,928.6

LIABILITIES
HOMEBUILDING:
Accounts payable and other liabilities	$633.9	$146.0	(17)	$(114.4)	$
	—	—	(17)	(385.9)	279.6
Customer deposits	54.9	3.2		—	58.1
Obligations for inventory not owned	227.1	12.5	(17)	(12.5)	227.1
Notes payable	1,060.9	31.3	(17)	(31.3)	1,060.9
New Senior Subordinated Notes	—	—	(16)	20.0	20.0
New Term Loans	—	—	(16)	495.0	495.0
Bank borrowings	50.0	625.0	(16)	(625.0)	50.0
Liabilities associated with assets held for sale	2.4	—		—	2.4

	2,029.2	818.0		(654.1)	2,193.1

FINANCIAL SERVICES:
Accounts payable and other liabilities	5.9	—		—	5.9
Bank borrowings	28.6	—		—	28.6

	34.5	—		—	34.5

Total Liabilities	2,063.7	818.0		(654.1)	2,227.6

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	(17)	117.5	117.5
Common stock	0.6	135.5	(20)	(135.5)	0.6
Additional paid-in-capital	483.3	—	(17)	16.3	499.6
Retained earnings (deficit)	93.8	(552.4)	(20)	552.4	—
	—	—	(19)	(10.5)	83.3

Total Shareholders’ Equity	577.7	(416.9)		540.2	701.0

Total Liabilities and Shareholders’ Equity	$2,641.4	$401.1		$(113.9)	$2,928.6

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

TOUSA, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation
     On July 31, 2007, the Company completed the TE Acquisition and entered into the Financing. The consideration paid by TOUSA in connection with the TE Acquisition approximated $637.5 million, at the time of settlement, which included: (1) $400.0 million in cash to the Senior Lenders to the Transeastern JV; (2) $117.5 million in initial aggregate liquidation preference convertible preferred stock and $20.0 million in aggregate principal amount senior subordinated notes to the Senior Mezzanine Lenders to the Transeastern JV; (3) $16.3 million in common stock warrants to the Junior Mezzanine Lenders of the Transeastern JV (which was the estimated value at the time of issuance based on the Black-Scholes option pricing model and certain agreed upon inputs); (4) $50.2 million in cash to purchase land under existing land bank arrangements with an affiliate of the former Transeastern JV partner; and (5) $33.5 million in interest and expenses. The Company has not completed its valuation of the securities issued in connection with the settlement nor the embedded derivatives which should be recognized in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and other authoritative guidance. The Company does not believe that the fair value of the embedded derivatives will be material. Additionally, as the conversion ratios for the warrants and the convertible preferred stock have not been set, the Company has not completed its analysis to determine whether there are beneficial conversion features which need to be recognized in accordance with Emerging Issues Task Force Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios.”
     A summary of the estimated purchase price allocation to the fair value of the assets acquired and liabilities assumed is as follows (in millions):

Estimated purchase price:
Cash consideration paid to Senior Lenders of the Transeastern JV	$400.0
Initial aggregate liquidation preference of convertible preferred stock issued	117.5
Aggregate principal amount of senior subordinated notes issued	20.0
Estimated value of common stock warrants issued	16.3
Payment to purchase land under existing land bank arrangements	50.2
Transaction costs including accrued interest	33.5

Total estimated purchase price	$637.5

     Preliminary allocation of purchase consideration as of June 30, 2007:

Cash and cash equivalents	$8.3
Restricted cash	31.6
Inventory (a)	231.1
Property and equipment	1.1
Accounts payable and other liabilities	(31.6)
Customer deposits	(3.2)
Previously accrued loss contingency (b)	385.9
Additional loss on TE Acquisition (c)	14.3

$637.5

(a)	The fair value of the inventory was determined by estimating future cash flows expected to result from the use of the asset and its eventual disposition, discounted at a market rate of interest.

(b)	In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies” (“SFAS 5”) and other authoritative guidance, as of June 30, 2007, the Company accrued $385.9 million for settlement of a loss contingency (determined by computing the difference between the estimated fair market value of the consideration paid in connection with the global settlement less the estimated fair market value of the business acquired).

(c)	There were no identifiable intangible assets or goodwill associated with the TE Acquisition.

     The Financing consists of a (i) new $200.0 million aggregate principal amount first lien term loan facility (the “First Lien Term Loan Facility”) and (ii) a new $300.0 million aggregate principal amount second lien term loan facility (the “Second Lien Term Loan Facility”), (First and Second Lien Term Loan Facilities taken together, the “Facilities”). Additionally, the Company’s existing $800.0 million revolving loan facility (the “Revolving Loan Facility”) was amended and restated to reduce the revolving commitments thereunder by $100.0 million and (ii) permit the incurrence of the Facilities (and make other conforming changes relating to the Facilities). The interest rates on the Facilities and the Revolving Loan Facility are based on LIBOR plus a margin or an alternate base rate plus a margin, at the Company’s option. For the Revolving Loan Facility, the LIBOR rates are increased by between 1.50% and 4.25% depending on the Company’s leverage ratio (as defined in the Agreement) and credit ratings. Loans bearing interest at the base rate (the rate announced by Citibank North America as its base rate or 0.50% above the Federal Funds Rate) are increased between 0% and 3.25% in accordance with the same criteria. For the First Lien Term Loan, the interest rate is LIBOR plus 4.00% or Base Rate plus 3.00%. For the Second Lien Term Loan, the interest rate is LIBOR plus 7.25% or base rate plus 6.25%.
     For purposes of these proforma financial statements, the interest rates being applied to outstanding balances are as follows:

Revolving Credit Facility	8.7%- 11.3%
$200.0 million First Lien Term Loan	9.4%
$300.0 million Second Lien Term Loan	13.4%
     The net proceeds from the Financing were $470.6 million, which is summarized as follows (in millions):

The Facilities, net of discount	$495.0
Debt issuance costs	(24.4)

Net proceeds	$470.6

2. Pro Forma Adjustments
     Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the later of the closing of the merger or the resolution of the contingency. The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:
     Footnotes to Pro Forma Condensed Combined Statements of Operations — Six Months Ended June 30, 2007
(1)	To adjust historical interest expense and the interest component of cost of sales. On a combined basis, as a result of the terms and amounts of the new borrowings and as compared to that which existed previously, interest incurred declined by $5.7 million. The adjustment to interest expense is a result of the reduction in interest incurred and an increase in the amount of interest capitalizable (assuming $130.0 million of additional qualifying assets from the TE Acqusition) in accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS No. 34”). The increase in the interest component of cost of sales is attributable the assumption that additional interest was capitalized and expensed through cost of sales.

(2)	To reverse management fees of $2.5 million payable to TOUSA, as the managing member. During 2007, TOUSA did not recognize any management fee income in its consolidated financial statements due to uncertainty regarding collectibility.

(3)	To reverse the write off of receivables from the Transeastern JV of $1.2 million.

(4)	In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies” (“SFAS No. 5”) and other authoritative guidance, for the six months ended June 30, 2007, the Company recorded a $110.9 million loss contingency related to the settlement with the lenders to the Transeastern JV (determined by computing the difference between the estimated fair market value of the consideration paid in connection with the global settlement less the estimated fair market value of the business acquired).

(5)	No income tax benefit is associated with the loss from continuing operations of the Transeastern JV as the Company does not believe that it is more likely than not that the deferred tax asset will be realized in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” as interpreted by FIN 48.

(6)	To record the dividends on the $117.5 million of Preferred Stock. The dividends on the preferred stock accrue semi-annually at 8% per annum as follows: (i) 1% payable in cash; (ii) the remaining 7% payable, at the Company’s option, in cash, additional Preferred Stock, or a combination thereof. For purposes of this proforma, the Company made the assumption that the 7% dividend would be payable in additional Preferred Stock.
     Footnotes to Pro Forma Condensed Combined Statements of Operations — Year Ended December 31, 2006
(7)	To reverse revenues from home sales of $15.2 million and the corresponding cost of sales of $11.9 million related to completed homes which were sold by the Transeastern JV to TOUSA.

(8)	To reverse revenues from land sales of $69.5 million and the corresponding cost of sales of $55.4 million related to land which was sold by the Transeastern JV to TOUSA.

(9)	To adjust historical interest expense and the interest component of cost of sales. On a combined basis, as a result of the terms and amounts of the new borrowings and as compared to that which existed previously, interest incurred declined by $3.5 million. The adjustment to interest expense is a result of the reduction in interest incurred and an increase in the amount of interest capitalizable (assuming $130.0 million of additional quliafying assets from the TE Acqusition) in accordance with SFAS No. 34. The increase in the interest component of cost of sales is attributable the assumption that additional interest was capitalized and expensed through cost of sales.

(10)	To reverse the write off of the investment in and receivables from the Transeastern JV of $145.1 million.

(11)	To reverse management fees of $5.0 million payable to TOUSA, as the managing member. During 2007, TOUSA did not recognize any management fee income in its consolidated financial statements due to uncertainty regarding collectibility.

(12)	In accordance with SFAS No. 5, and other authoritative guidance, for the year ended December 31, 2006, the Company recorded a $275.0 million loss contingency related to the settlement with the lenders to the Transeastern JV (determined by computing the difference between the estimated fair market value of the consideration paid in connection with the global settlement less the estimated fair market value of the business acquired).

(13)	In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, the Transeastern JV performed an impairment test of goodwill and intangible assets and determined that they had no remaining value. There was no value assigned to any intangible asset or goodwill in connection with the TE Acquisition. These historical impairment charges were not removed based on the requirements of Regulation S-X Rule 11-02.

(14)	An effective tax rate of 35% was applied to record the tax effect of the Transeastern JV loss and the pro forma adjustments.

(15)	To record the dividends on the $117.5 million of Preferred Stock. The dividends on the preferred stock accrue semi-annually at 8% per annum as follows: (i) 1% payable in cash; (ii) the remaining 7% payable, at the Company’s option, in cash, additional Preferred Stock, or a combination thereof. For purposes of this proforma, the Company made the assumption that the 7% dividend would be payable in additional Preferred Stock.
     Footnotes to Pro Forma Condensed Combined Balance Sheet
(16)	To reverse the Transeastern JV borrowings and record the Facilities, net of discount at $495.0 million, capitalized debt issuance costs of $24.4 million and net proceeds of $476.4 million related to the Financing. Also reflects the write-off of $2.0 million of the existing deferred financing costs due to the reduction in the maximum availability under the revolving credit facility.

(17)	To record the TE Acquisition. This adjustment includes the consideration paid by the Company, the reversal of the previously recorded loss contingency of $385.9 million and the adjustment of the Transeastern JV balances to the preliminary estimated fair value.

The consideration paid by TOUSA in connection with the TE Acquisition approximated $637.5 million, at the time of the settlement, which included: (1) $400.0 million in cash to the senior secured lenders to the Transeastern JV; (2) $117.5 million initial aggregate liquidation preference Preferred Stock and $20.0 million in aggregate principal amount of Notes to the Senior Mezzanine Lenders; (3) $16.3 million in common stock warrants to the Junior Mezzanine Lenders (estimated value at the time of issuance based on the Black-Scholes option pricing model and certain agreed upon inputs); (4) $50.2 million in cash to purchase land under existing land bank arrangements with an affiliate of the former JV partner; and (5) $33.5 million in interest and expenses.

The adjustment of the Transeastern JV balances is as follows (dollars in millions):

	Estimate of	Current
	Fair Value	Balance	Adjustment

Cash and cash equivalents	$8.3	$8.3	$—
Restricted cash	31.6	31.6	—
Inventory	231.1	351.7	(120.6)
Property and equipment	1.1	1.1	—
Other assets	—	8.4	(8.4)
Accounts payable and other liabilities	(31.6)	(146.0)	114.4
Customer deposits	(3.2)	(3.2)	—
Obligations for inventory not owned	—	(12.5)	12.5
Notes payable	—	(31.3)	31.3
(18)	To reclassify $30.1 million of restricted cash controlled by the Transeastern JV lenders as unrestricted cash.

(19)	To record the additional charge related to the settlement of the loss contingency (determined by computing the difference between the estimated fair market value of the consideration paid in connection with the global settlement less the estimated fair market value of the business acquired).

(20)	To reverse the Transeastern JV historical equity balance.